Exhibit 23.4

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

March 4, 2011

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Gentlemen:

We hereby consent to the incorporation by reference to references to DeGolyer and MacNaughton, to our third party letter report dated February 4, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge Energy, Inc. (SandRidge) as of December 31, 2010, to our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2009, and to our “Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC” as contained in SandRidge’s Annual Report on Form 10-K for the year ended December 21, 2010, filed on February 28, 2011, including any amendments thereto, under the heading “Experts” in the Registration Statement on Form S-1 and Form S-3 of SandRidge Mississippian Trust I and SandRidge, initially filed by SandRidge on January 5, 2011 (as amended, the “Registration Statement”), including any future amendments thereto.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716